Exhibit 99.1

P R E S S   R E L E A S E

FLEX ANNOUNCES PRICING OF NOTES OFFERING

San Jose, Calif., May 30, 2019 — Flex (Nasdaq: FLEX) today announced that it has priced a public offering (the “Offering”) of $450 million aggregate principal amount of 4.875% notes due 2029 (the “Notes”).  The Offering is expected to close on June 6, 2019, subject to customary closing conditions.

Flex intends to use the net proceeds from the Offering, together with available cash, to fund the concurrent cash tender offer (the “Tender Offer”) for any and all of the $500,000,000 outstanding aggregate principal amount of its 4.625% Notes due 2020 (the “2020 Notes”) and any redemption of 2020 Notes not tendered in the Tender Offer.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and BNP Paribas Securities Corp. are acting as joint book-running managers for the Offering.

The Offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).  The Offering may be made solely by means of a prospectus supplement and accompanying prospectus.  A copy of the preliminary prospectus supplement and the accompanying prospectus may be obtained from J.P. Morgan Securities LLC, Investment Grade Syndicate Desk, 383 Madison Avenue, New York, New York 10179, or by calling (212) 834-4533; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by email at prospectus@citi.com, or by calling (800) 831-9146; or BNP Paribas Securities Corp. by calling (800) 854-5674. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Flex

Flex Ltd. (Reg. No. 199002645H) is the Sketch-to-Scale® solutions provider that designs and builds intelligent products globally. With approximately 200,000 employees across 30 countries, Flex provides innovative design, engineering, manufacturing, real-time supply chain insight and logistics services to companies of all sizes across industries and markets.

Contacts

Kevin Kessel, CFA

Vice President, Investor Relations

(408) 576-7985

kevin.kessel@flex.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to the Offering, the Tender Offer and any potential redemption of 2020 Notes not tendered in the Tender Offer. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including the risk that the Tender Offer, the Offering or the redemption of the 2020 Notes may not be completed on the proposed terms, or at all. Readers are cautioned not to place undue reliance on these forward-looking statements. The following risks, among others, could affect our business and financial performance: future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; compliance with legal and regulatory requirements; the possibility that benefits of our restructuring actions may not materialize as expected; the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; the effects that the current macroeconomic environment could have on our business and demand for our products; and the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations.

Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements, except as required by law.